EXHIBIT 23.2
   Consent of PricewaterhouseCoopers LLP

   We consent to the incorporation by reference in the Registration Statements of Spyglass, Inc. on Form S-3 (File Nos. 333-06943, 333-08255, 333-08253 and 333-14643) and on Form S-8 (File Nos. 33-95164,
   33-95160, 33-95162, 33-95158,  333-2312 and  333-04357) of  Spyglass,
   Inc. of our reports dated October 25, 1996, with respect to the consolidated financial statements and schedule of Spyglass, Inc. included and incorporated by reference in the Annual Report (Form 10-
   K) for the year ended September 30, 1998.

   /s/ PricewaterhouseCoopers LLP

   PricewaterhouseCoopers LLP
   Chicago, Illinois
   December 17, 1998